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                                                                  EXHIBIT 5.1

                                                One Silk Street
                                                London EC2Y 8HQ
                                                Telephone (44-20) 7456 2000
                                                Facsimile (44-20) 7456 2222
                                                Group 4 Fax (44-20) 7374 9318
                                                DX Box Number 10 CDE


The Directors
Vodafone Group plc
Vodafone House
The Connection
Newbury
Berkshire RG14 2FN

                                                              18 December 2003


Dear Sirs

VODAFONE GROUP PLC (THE "ISSUER")
AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-3 IN RESPECT OF DEBT SECURITIES (THE "DEBT SECURITIES"), DEBT WARRANTS (THE "DEBT WARRANTS"), PREFERENCE SHARES (THE "PREFERENCE SHARES"), EQUITY WARRANTS (THE "EQUITY WARRANTS") AND ORDINARY SHARES (THE "ORDINARY SHARES" WHICH, TOGETHER WITH THE DEBT SECURITIES, DEBT WARRANTS, EQUITY WARRANTS AND PREFERENCE SHARES, ARE REFERRED TO HEREIN AS THE "SECURITIES")

1 This opinion is furnished to you in connection with the Amendment No. 1 to the Registration Statement on Form F-3 (the "REGISTRATION STATEMENT") filed with the United States Securities and Exchange Commission on 18 December 2003. We have acted as your English legal advisers in connection with the registration of the Securities under the United States Securities Act of 1933 (the "SECURITIES ACT").

2 This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3 For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this letter. We believe such documents to be those necessary for us to review for the purpose of giving this opinion.

4    We have assumed that:

4.1 all relevant documents are within the capacity and powers of, have been validly authorised by, and have been or will be validly executed and delivered by, each of the respective parties thereto other than the Issuer;

4.2 each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

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4.3  all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the relevant documents have been executed in the forms reviewed by us and, where relevant, the Securities will be completed, authenticated and issued as provided in the Indenture;

4.4 the Minutes are a true and complete record of the proceedings described therein and the resolutions set out in the Minutes remain in full force and effect without modification;

4.5 the terms of any series of Debt Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the prospectus dated 5 December 2003 (the "PROSPECTUS") included in the Registration Statement or any other document which would affect the content of this opinion; and

4.6 each issue of Securities will be duly authorised and in respect of each issue of Ordinary Shares, Equity Warrants or Preference Shares, the Issuer will have sufficient authorised but unissued share capital and the directors of the Issuer will have been granted the necessary authority to allot the relevant Securities.

5    In our opinion:

5.1 The Issuer is a public limited company duly incorporated in England and Wales under the Companies Act 1985.

5.2 The Issuer has corporate power to enter into and perform its obligations under the Indenture and the Securities Depositary Agreement and to issue and perform its obligations under the Securities.

5.3 The Issuer has taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture, the Securities Depositary Agreement and the Securities and, provided that each Security is executed as provided in the relevant resolutions authorising the relevant issue of Securities and the Articles of Association of the Issuer, the Issuer will have validly executed and delivered the Securities.

5.4 Insofar as English law is concerned, the obligations assumed by the Issuer under the Indenture and the Securities Depositary Agreement constitute valid and binding obligations of the Issuer and the obligations to be assumed by the Issuer under the Securities upon issue thereof would constitute valid and binding obligations of the Issuer.

5.5 When the Ordinary Shares and the Preference Shares are issued and delivered against payment therefore as contemplated in the Registration Statement and in conformity with the Issuer's Memorandum and Articles of Association and so as not to violate any applicable law, such Ordinary Shares and Preference Shares will be validly issued and fully paid up and no further contributions in respect of such Ordinary Shares and Preference Shares when issued as contemplated in the Registration Statement will be required to be made to the Issuer by the holders thereof, by reason solely of their being such holders.

6 We hereby confirm to you that our opinion is as set forth under the caption "Taxation - United Kingdom Taxation" in the Registration Statement.

7 The term "valid and binding" as used above should not be construed to mean that the obligations assumed by the relevant party will necessarily be enforced in all circumstances in accordance with their terms.



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8    We express no opinion as to the compliance or otherwise with (i) the financial limitations on borrowings or covenants by the Issuer contained in the Articles of Association of the Issuer and (ii) the limitations on the maximum aggregate principal amount of Securities which may be issued by the Issuer as contemplated by the Registration Statement.

9 This opinion is given on the basis of English law in force, and as it affects the obligations under the Indenture and/or the Securities, as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

10 This opinion is addressed to you in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else for any purpose or quoted or referred to in any public document or filed with anyone without our express consent, save that it may be relied upon by your United States counsel, Sullivan & Cromwell LLP for the purpose of their opinion dated the date hereof in connection with the Registration Statement.

11 We hereby consent to the filing of this opinion as an exhibit to, and the reference to us made under the captions "Taxation" and "Validity of Securities" in, the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully




/s/ LINKLATERS



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                                    SCHEDULE

1 A certified copy of the Memorandum and Articles of Association of the Issuer.

2 A certified copy of the Minutes of a Meeting of the Board of Directors of the Issuer held on 11 November 2003 (the "MINUTES").

3 A certified copy of certain resolutions passed at the Annual General Meeting of the shareholders of the Issuer held on 30 July 2003.

4 Registration Statement dated 18 December 2003 including the form of Prospectus relating to the Securities.

5 Indenture dated 10 February 2000 (the "INDENTURE") between the Issuer and Citibank, N.A. as trustee relating to the Debt Securities.

6 The securities depositary agreement dated 10 February 2000 (the "SECURITIES DEPOSITARY AGREEMENT") between the Issuer and Citibank, N.A. as book-entry depositary.


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